CERTIFICATE OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                      COMMERCIAL MORTGAGE ACCEPTANCE CORP.
                      ------------------------------------


      Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

     1. The present name of the Corporation is Commercial Mortgage Acceptance Corp.

        The name under which the Corporation was originally organized was KC Funding Corp.

     2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on November 1, 1999.

     3. Article One is amended to read as follows:


                                     ARTICLE ONE

        The name of the corporation is PNC Mortgage Acceptance Corp.

     4. At the time of the amendment was adopted, the Coporation had one class of stock outstanding: $1.00 par value Common Stock, of which there were 100 shares issued and outstanding and entitled to vote on the amendment.

     5. Of the total of 100 outstanding shares of stock entitled to vote on the amendment, 100 shares were voted in favor of the amendment and no shares were voted against the amendment.

     6. The amendment does not change the number or par value of the authorized shares or provide for an exchange, reclassification or cancellation of issued shares or a reduction of the number of authorized shares below the number of issued shares.

      IN WITNESS WHEREOF, the undersigned Charles Sipple, Senior Vice President of the Corporation, and Paula Mickelson, the Secretary of the Corporation have executed this instrument this 12th day of November, 1999.

No Seal              COMMERCIAL MORTGAGE ACCEPTANCE CORP.

                      By: /s/ Charles Sipple
                          ________________________________
                      Name: Charles Sipple
                      Title: Senior Vice President


Attest:


/s/ Paula Mickelson
______________________________
Paula Mickelson, Secretary




STATE OF MISSOURI    )
                     ) SS.
COUNTY OF JACKSON    )

      I, Cheryl M. Duren, a Notary Public, do hereby certify that on this 12th day of November, 1999, personally appeared before me Charles Sipple, who being by me first duly sworn, declared that he is a Senior Vice President of Commercial Mortgage Acceptance Corp., that he signed the foregoing document as a Senior Vice President of the Corporation and that the statements therein contained are true.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.


                                  /s/ Cheryl M. Duren
                                  ___________________________________
                                  Notary Public


Cheryl M. Duren
Jackson County
My Commission Expires
August 14, 2002